                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549





                                 FORM 8-K
                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):September 14, 1995





                 ASSOCIATES CORPORATION OF NORTH AMERICA
          (Exact name of registrant as specified in its charter)




            DELAWARE
(State or other jurisdiction of incorporation)

(Commission File Number)        1-6154
(I.R.S. Employer
Identification Number)          74-1494554



250 E. Carpenter Freeway, Irving, Texas                          75062-2729
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code (214) 541-4000

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

     The following exhibits relate to the Registrant's Registration No. 33-55949 on Form S-3 with respect to which the Registrant commenced an offering on September 14, 1995 of $300,000,000 principal amount of 6 1/4 % Senior Notes due September 15, 2000:

     (1)  -    Form of Underwriting Agreement
     4(a) -    Definitive Form of Note



                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ASSOCIATES CORPORATION OF
                                     NORTH AMERICA



                                     By: /s/ R. W. Ulrich
                                        Senior Vice President and


Date: September 15, 1995

                             INDEX TO EXHIBITS



Exhibit
Number

1       -    Form of Underwriting Agreement
4(a)    -    Definitive Form of Note



/TEXT